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                                                                    EXHIBIT 23.1
                                                                  Conformed Copy


                         Consent of Independent Auditors


        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated August 29, 1996 (except for Note N, as to which the date is June 29, 1998, and Note M, as to which the date is July __, 1998), in Amendment No. 3 to the Registration Statement (Form S-1 No. 333-48235) and related Prospectus of Del Monte Foods Company for the registration of up to 21,985,700 shares of its common stock.


                                                Ernst & Young LLP

San Francisco, California


The foregoing consent is the form that will be signed upon completion of the anticipated 191.542-for-one stock split of all the Company's outstanding shares of common stock prior to the effectiveness of a public offering described in Note M to the Company's financial statements.


                                                /s/ Ernst & Young LLP

San Francisco, California
June 29, 1998